Exhibit 99.1

News Release
FOR IMMEDIATE RELEASE
DECEMBER 15, 2014

CHESAPEAKE ENERGY CORPORATION DECLARES QUARTERLY
COMMON AND PREFERRED STOCK DIVIDENDS

OKLAHOMA CITY, OKLAHOMA, DECEMBER 15, 2014 - Chesapeake Energy Corporation (NYSE:CHK) today announced that its Board of Directors has declared a $0.0875 per share quarterly dividend that will be paid on January 31, 2015 to common shareholders of record on January 15, 2015. In addition, Chesapeake’s Board has declared dividends on its outstanding convertible preferred stock issues, as stated below.

	4.50%	5% (2005B)	5.75%	5.75% (Series A)
NYSE Symbol	CHK Pr D	N/A	N/A	N/A
Date of Original Issue	September 14, 2005	November 8, 2005	May 17, 2010	May 17, 2010
Registered CUSIP	165167842	165167826	165167768	165167750
144A CUSIP	N/A	165167834	165167776	165167784
RegS CUSIP	N/A	N/A	U16450204	U16450113
Clean (no legends) CUSIP	N/A	N/A	165167768	165167750
Par Value per Share	$0.01	$0.01	$0.01	$0.01
Shares Outstanding	2,558,900	2,095,615	1,497,000	1,100,000
Liquidation Preference per Share	$100	$100	$1,000	$1,000
Record Date	March 1, 2015	February 1, 2015	February 1, 2015	February 1, 2015
Payment Date	March 15, 2015	February 15, 2015	February 15, 2015	February 15, 2015
Amount per Share	$1.125	$1.25	$14.375	$14.375

Chesapeake Energy Corporation (NYSE:CHK) is the second-largest producer of natural gas and the 11th largest producer of oil and natural gas liquids in the U.S. Headquartered in Oklahoma City, the company's operations are focused on discovering and developing its large and geographically diverse resource base of unconventional natural gas and oil assets onshore in the U.S. The company also owns substantial marketing and compression businesses. Further information is available at www.chk.com where Chesapeake routinely posts announcements, updates, events, investor information, presentations and news releases.

INVESTOR CONTACT:	MEDIA CONTACT:	CHESAPEAKE ENERGY CORPORATION
Brad Sylvester, CFA (405) 935-8859 ir@chk.com	Gordon Pennoyer (405) 935-8878 media@chk.com	6100 North Western Avenue P.O. Box 18496 Oklahoma City, OK 73154